SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement          [  ] Confidential, for Use of the
[X ]     Definitive Proxy Statement                Commission Only (as permitted
[  ]     Definitive Additional Materials           by Rule 14a-6(e)(2))
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hauppauge Digital Inc.
                            ------------------------
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                 __________________________________________

         (2)     Aggregate number of securities to which transaction applies:

                 __________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 __________________________________________

         (4)      Proposed maximum aggregate value of transaction:

                 __________________________________________

         (5)      Total fee paid:

                 __________________________________________

[  ]     Fee paid previously with preliminary materials

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:


                 __________________________________________

         (2)      Form, Schedule or Registration Statement no.:


                 __________________________________________

         (3)      Filing Party:


                 __________________________________________

         (4)      Date Filed:


                 __________________________________________

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 2, 2001


 To the Stockholders of Hauppauge Digital Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hauppauge Digital Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices at 91 Cabot Court, Hauppauge, New York 11788 on November 2, 2001 at 10:00 a.m., New York time, for the following purposes:

         (1)      To elect a Board of four (4) directors.

         (2) To approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to (i) authorize the classification of the Board of Directors into three classes with staggered terms and (ii) to provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors (the "Classified Board Amendment").

         (3) To approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock (the "Blank Check Preferred").

         (4) To approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances.

         (5) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on September 20, 2001 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Hauppauge Digital Inc.
                                          Board of Directors

                                          Kenneth Plotkin
                                          Chairman of the Board and
                                          Chief Executive Officer
Hauppauge, New York
October 9, 2001


                             YOUR VOTE IS IMPORTANT!
             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
       YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS
          PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788


                                 PROXY STATEMENT


                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

     This Proxy Statement is being mailed to all stockholders of record of Hauppauge Digital Inc. (the "Company") at the close of business on September 20, 2001 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's executive offices at 91 Cabot Court, New York 11788 on November 2, 2001 at 10:00 a.m., local time, or any adjournment thereof. The Proxy and this Proxy Statement were mailed to stockholders on or about October 9, 2001.

     All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted (1) FOR the nominees named in the Proxy to the Company's Board of Directors, (2) FOR the proposal to (i) approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to authorize the classification of the Board of Directors into three classes with staggered terms and (ii) provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors, (3) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock and (4) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of shares of Common Stock of the Company ("Common Shares") outstanding and entitled to vote as of September 20, 2001 was 8,934,857. The Common Shares are the only class of securities of the Company entitled to vote on matters presented to the stockholders of the Company, each share being entitled to one noncumulative vote. A majority of the Common Shares outstanding and entitled to vote as of September 20, 2001, or 4,467,429 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on September 20, 2001 will be entitled to vote.

     With regard to the election of directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

     Stockholders may expressly abstain from voting on Proposals 2, 3 and 4 by so indicating on the Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to the stockholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved. Since Proposals 2, 3 and 4 require the approval of a majority of the outstanding Common Shares, abstentions and broker non-votes will have the effect of a negative vote.

     Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a stockholder who attends the Meeting need not revoke a Proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary.

     The Proxy is being solicited by the Company's Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company's shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the Meeting, at the offices of the Company, 91 Cabot Court, Hauppauge, New York 11788, and also during the Meeting for inspection by any stockholder who is present.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information for the fiscal years ended September 30, 2000, 1999 and 1998 concerning the compensation of Kenneth Plotkin, Chairman of the Board, Chief Executive Officer, Vice President of Marketing, Secretary1 and Director of the Company, Kenneth R. Aupperle2, President, Chief Operating Officer and Director of the Company, John Casey, Vice President of Technology of the Company and Gerald Tucciarone, Chief Financial Officer and Treasurer of the Company. No other Executive Officer of the Company had a combined salary and bonus in excess of $100,000 for the fiscal year ended September 30, 2000.



                                                               Annual Compensation                       Long Term Compensation
                                                               -------------------                       ----------------------

                                                                                   Other Annual         Common Shares Underlying
  Name and Principal Position         Year          Salary           Bonus         Compensation             Options Granted
  ---------------------------         ----          ------           -----         ------------             ---------------
       Kenneth Plotkin               2000          $ 172,500      $ 89,055          $ 6,000(3)                   50,000
  Chairman of the Board, Chief
    Executive Officer, Vice          1999          $ 142,145      $ 41,848          $ 6,000(3)                     -0-
    President of Marketing,
   Secretary and Director (1)        1998          $ 120,412          -0-           $ 5,500(3)                  150,000



    Kenneth R. Aupperle (2)           2000         $ 172,500      $ 89,055          $ 6,000(3)                  50,000
   President, Chief Operating
      Officer and Director            1999         $ 142,145      $ 41,848          $ 6,000(3)                   -0-
                                      1998         $ 120,412          -0-           $ 5,500(3)                 150,000


           John Casey                 2000         $ 110,000      $ 13,163             -0-                        500
  Vice President of Technology        1999         $ 110,000      $  8,471             -0-                       8,000
                                      1998         $ 110,888          -0-              -0-                      31,000

       Gerald Tucciarone              2000         $ 100,000      $  9,872             -0-                       -0-
  Chief Financial Officer and         1999         $ 100,193      $  8,471             -0-                      16,000
           Treasurer                  1998         $  95,600          -0-              -0-                      19,000
================================  ===========  ===============   ============  ==================    ====================

-------------------

(1)  Mr. Plotkin served as Secretary of the Company until June 20, 2001.

(2) Mr. Aupperle passed away on January 29, 2001. Effective March 14, 2001, Mr. Plotkin was appointed the Chief Operating Officer and President of the Company.

--------

          1 Mr. Plotkin served as the Secretary of the Company until June 20, 2001.

          2 Mr. Aupperle passed away on January 29, 2001. Effective March 14, 2001, Mr. Plotkin was appointed the Chief Operating Officer and President of the Company.

          (3) Represents non-cash compensation in the form of the use of a car and related expenses.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended September 30, 2000:




                                     Number of Common Shares      Percentage of Total
                                            Underlying            Options Granted to            Exercise
             Name                        Options Granted          Employees in Fiscal Year       Price      Expiration Date
             ----                        ---------------          ------------------------       -----      ---------------

Kenneth Plotkin                          34,600                           20.84%                $5.775        June 20, 2008
                                         15,400                            9.28%                $5.25        August 3, 2010
Kenneth R. Aupperle                      34,600                           20.84%                $5.775        June 20, 2008
                                         15,400                            9.28%                $5.25        August 3, 2010
John Casey                                  500                             .30%                $5.25        August 4, 2006

Gerald Tucciarone                            -                               -                      -               -

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning the value of options unexercised as of September 30, 2000:


                                                                           Number of Common Shares
                                                                           Underlying Unexercised         Value of Unexercised In-
                          Number of Common                                 Options at September 30,        the-Money Options at
                          Shares Acquired on                                2000                           September 30, 2000
Name                      Exercise                    Realized Value       Exercisable/Unexercisable      Exercisable/Unexercisable
----                      --------                    --------------       -------------------------      -------------------------
Kenneth Plotkin               -0-                          -0-               330,002/199,998            $2,062,500 / $1,250,000

Kenneth R. Aupperle          12,000                     $110,625             318,002/199,998            $1,987,500 / $1,250,000

John Casey                    8,000                      $72,250              20,000/32,500               $125,000 / $203,125

Gerald Tucciarone            10,000                     $351,375               2,000/32,000                $12,500 / $200,000



Compensation of Directors

     Directors of the Company are not compensated solely for being on the Board of Directors. However, during the fiscal year ended September 30, 2000, 5,000 non-qualified options were issued to each of Messrs. Herman and Kuperschmid. On October 17, 2000, 15,000 non-qualified options were issued to each of Messrs. Herman and Kuperschmid. On January 11, 2001, 10,834 non-qualified options were issued to Mr. Holmes. See "Security Ownership of Certain Beneficial Owners and Management". It is the intention of the Company to issue non-qualified options in the future to non- employee directors. The By-Laws of the Company provide that directors of the Company may, by resolution of the Board, be paid a fixed sum and expenses for attendance at each regular or special meeting of the Board. No director's fees have been paid to date. The Certificate of Incorporation also provides, to the extent permitted by law, for certain indemnification of its directors.

Employment   Contracts;   Termination   of  Employment   and   Change-in-Control
Arrangements

     As of January 10, 1998, after the expiration of their prior employment agreements with the Company, Kenneth R. Aupperle3 and Kenneth Plotkin each entered into employment agreements (the "1998 Employment Agreements") with the Company to serve as President and Chief Operating Officer, and Chief Executive Officer, Vice President of Marketing and Secretary4, respectively. The 1998 Employment Agreements each provide for a three year term, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or the executive. The 1998 Employment Agreements provide for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreements) thereafter, the 1998 Employment Agreements provide that compensation shall be as mutually determined between the Company and the executive, but not less than that for the preceding Annual Period. In addition, the 1998 Employment Agreements provide for a bonus to be paid as follows: an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of the Company's EBIT. The determination of EBIT shall be made in accordance with the Company's audited filings with the Securities and Exchange Commission on its Form 10-KSB or Form 10-K. Pursuant to the 1998 Employment Agreements, on January 21, 1998, incentive stock options to acquire a total of 90,000 Common Shares each were granted to Messrs. Aupperle and Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share. Each increment of these options expires five (5) years after it first becomes exercisable. Also on January 21, 1998, pursuant to the 1998 Employment Agreements, non-qualified options to acquire a total of 60,000 Common Shares each were granted to Messrs. Aupperle and Plotkin, exercisable immediately for a period of ten (10) years. These options expire as of January 20, 2008. The 1998 Employment Agreements further provide for disability benefits, the obligation of the Company to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the lives of Messrs. Aupperle and Plotkin owned by their respective spouses, or a trust for their respective benefit or for the benefit of their respective families, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for executives of the Company. The 1998 Employment Agreements further provide that the Company may apply for and own life insurance on the lives of Messrs. Aupperle and Plotkin for the benefit of the Company, in such amounts as the Board of Directors of the Company may from time to time determine. In the event of a termination of employment associated with a Change in Control of the Company (as defined in the 1998 Employment Agreements), a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits) received by him for the thirty-six month period preceding the date of the Change of Control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     The following table sets forth, to the knowledge of the Company based solely upon records available to it, certain information as of September 20, 2001, regarding the beneficial ownership of the Company's Common Shares (i) by each person who the Company believes to be the beneficial

--------

     3 Mr. Aupperle passed away on January 29, 2001; accordingly, Mr. Aupperle's employment agreement with the Company terminated upon his death. Effective March 14, 2001, Mr. Plotkin was appointed the Chief Operating Officer and President of the Company.

     4    Mr.  Plotkin  served as the  Secretary  of the Company  until June 20,
          2001.

owner of more than 5% of its outstanding Common Shares, (ii) by each current director, (iii) by each person listed in the Summary Compensation Table under "Executive Compensation" and (iv) by all current executive officers and directors as a group:

Name of Management Person
and Name and Address
of Beneficial Owner                         Number                      Percent
-------------------                        ------                       -------

Kenneth Plotkin                        990,000(1)(2)(3)(6)                10.6%
91 Cabot Court
Hauppauge, NY 11788

Estate of Kenneth R. Aupperle5          778,920(1)(2)(4)(5)                8.5%
23 Sequoia Drive
Hauppauge, NY 11788

Laura Aupperle                          569,100(1)(2)(5)                   6.4%
23 Sequoia Drive
Hauppauge, NY 11788

Dorothy Plotkin                         561,900(1)(2)(6)                   6.3%
21 Pine Hill Drive
Dix Hills, NY 11746

LCO Investments Limited                     470,000                        5.3%
c/o Richards & O'Neil, LLP
885 Third Avenue
New York, NY 10022

John Casey                                  118,200(7)                     1.3%

Bernard Herman                               36,000(8)                       *

Gerald Tucciarone                            13,000(9)                       *

Steven J. Kuperschmid                        10,000(10)                      *

Clive Holmes                                    834(11)                      *

Directors and executive officers
as a group (6 persons)                1,168,034(2)(3)(7)(8)(9)(10)(11)    12.4%
---------------------------------
* Less than one (1%) percent.

--------

     5 The Company is unaware of any filings made by the Estate of Kenneth R. Aupperle with the Securities and Exchange Commission. The Company has assumed that any securities of the Company beneficially owned by Mr. Aupperle prior to his death, and of which the Company is aware, are now beneficially owned by the Estate of Kenneth R. Aupperle.

(1) To the Company's knowledge, Laura Aupperle, the widow of Kenneth R. Aupperle, beneficially owns 569,100 Common Shares, or 6.4% of the outstanding Common Shares. Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 561,900 Common Shares or 6.3% of the outstanding Common Shares. Ownership of Common Shares by the Estate of Kenneth R. Aupperle does not include ownership of Common Shares by Laura Aupperle and ownership of Common Shares of Laura Aupperle does not include ownership of Common Shares by the Estate of Kenneth R. Aupperle. Ownership of Common Shares by Mr. Plotkin does not include ownership of Common Shares by Mrs. Plotkin and ownership of Common Shares by Mrs. Plotkin does not include ownership of Common Shares by Mr. Plotkin.

(2) One presently exercisable warrant has been issued for 120,000 Common Shares to LADOKK Realty Co. ("LADOKK"), a partnership, which prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle. Mr. Plotkin expressly disclaims any percentage interest in the warrant other than that which represents his percentage interest in the partnership, which is equal to 30,000 Common Shares. The Company has assumed that the Estate of Kenneth R. Aupperle now owns the interest which Mr. Aupperle formerly had in LADOKK.

(3) Includes 180,000 Common Shares issuable upon the exercise of currently exercisable non-qualified stock options granted on January 10, 1995 and exercisable until September 29, 2006, which options were part of an overall grant of a non-qualified stock option to purchase 300,000 Common Shares at $1.575 per share. Also includes 97,700 Common Shares issuable upon the exercise of currently exercisable non-qualified options and 90,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 127,700 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options and 34,600 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(4) Includes 85,700 Common Shares issuable upon the exercise of currently exercisable non-qualified options and 90,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 27,700 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options and 34,600 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(5) Does not include 43,000 Common Shares, in the aggregate, owned by Mr. Aupperle's brother, as custodian for each of Mrs. Aupperle's minor children (21,500 Common Shares to each minor child) under the New York Uniform Gifts to Minors Act.

(6) Does not include 21,500 Common Shares owned by the Plotkins' adult daughter. Does not include 21,500 Common Shares, owned by Mr. Plotkin's father as custodian for the Plotkins' minor child under the New York Uniform Gifts to Minors Act. Each of Mr. And Mrs. Plotkin disclaim beneficial ownership of all such 43,000 Common Shares.

(7) Includes 28,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 29,500 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(8) Includes 7,004 Common Shares issuable upon the exercise currently exercisable non- qualified stock options. Also includes options to purchase 5,000 Common Shares which will become exercisable on the earlier of (i) the date of the Meeting or (ii) October 31, 2001, provided that Mr. Herman is a director of the Company on such date. Does not include 10,000 Common Shares issuable upon the exercise of certain non-qualified stock options.

(9) Includes 10,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 29,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(10) Includes 5,000 Common Shares issuable upon the exercise currently exercisable non-qualified stock options. Also includes options to purchase 5,000 Common Shares which will become exercisable on the earlier of (i) the date of the Meeting or (ii) October 31, 2001, provided that Mr. Kuperschmid is a director of the Company on such date. Does not include 10,000 Common Shares issuable upon the exercise of certain non-qualified stock options. date.

(11) Includes options to purchase 834 Common Shares which will become exercisable on the earlier of (i) the date of the Meeting or (ii) October 1, 2001, provided that Mr. Holmes is a director of the Company on such date. Does not include 10,000 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies a 25,000 square foot facility at 91 Cabot Court, Hauppauge, New York which it uses as its executive offices and for the testing, storage, and shipping of its products. The Company considers the premises to be suitable for all its needs. The building is owned by LADOKK Realty Co., a partnership, which, prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle, and is leased to the Company under a lease agreement expiring on January 31, 2006 with an option of the Company to extend the lease for an additional three years. Rent is currently at the annual rate of $391,342 and will increase to $410,909 per year on February 1, 2002. The rent is payable in equal monthly installments and increases at a rate of 5% per year on February 1 of each year thereafter including during the option period. The premises are subject to two mortgages which have been guaranteed by the Company upon which the outstanding principal amount due as of September 30, 2000 was $961,469. The Company pays the taxes and operating costs of maintaining the premises.

     On December 17, 1996 the Board of Directors approved the issuance of warrants to LADOKK in consideration of LADOKK's agreement to cancel the last three years of the Company's lease and to grant an option to the Company to extend the lease for three years. The Stock Option Committee authorized the grant of a warrant to LADOKK to acquire 120,000 Common Shares at an exercise price of $1.906, which warrant is exercisable for a term of ten years.

     For a discussion regarding the employment agreements of, and stock options granted to, Messrs. Plotkin and Aupperle, see "Executive Compensation", above.

     Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Kuperschmid is a member, serves as counsel to the Company. It is presently anticipated that such firm will continue to represent the Company and its subsidiaries and affiliates and will receive fees for its services at rates and amounts not greater than would be paid to unrelated law firms performing similar services.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

     Four directors are to be elected at the Meeting. Subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Meeting. The director initially elected in Class I (Clive Holmes) would serve until the annual meeting of stockholders in 2002 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The director initially elected in Class II (Steven J. Kuperschmid) would serve until the annual meeting of stockholders in 2003 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2004 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2002 annual meeting, each class of directors would be elected for a three year term. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board. The Board recommends a vote FOR all nominees.

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of September 20, 2001, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

                                                                     Year Became
        Name              Age     Officer and Positions Held          Director
        ----              ---     --------------------------         -----------

Kenneth Plotkin            49    Chairman of the Board of Directors,       1994
                                 Chief Executive Officer, Chief Operating
                                 Officer, President, Vice President of
                                 Marketing, Secretary and Director

Bernard Herman             73    Director                                  1996

Steven J. Kuperschmid      41    Director                                  1998

Clive Holmes               40    Director                                  2001


Kenneth Plotkin is a co-founder of the Company and has served as a director since the Company's inception in 1994. He has been the Company's Chairman of the Board of Directors and Chief Executive Officer since the Company's incorporation. Effective March 14, 2001, Mr. Plotkin was appointed the Chief Operating Officer and President of the Company. Mr. Plotkin served as Secretary of the Company until June 20, 2001, and he is presently Vice-President of Marketing. He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as a director of the Company since 1996, and from 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then he has served as a consultant with reference to computer products.

Steven J. Kuperschmid has served as Assistant Secretary of the Company since June 20, 2001. He has served as a director of the Company since 1998, has been practicing law since 1986 and has been a partner with Certilman Balin Adler & Hyman, LLP, counsel to the Company, since January 1, 1994. Mr. Kuperschmid received his BA from New York University and JD from Fordham University School of Law.

Clive Holmes has served as a director of the Company since January 11, 2001. From June 1999, until May 2001, Mr. Holmes served as a Managing Director of Deutsche Banc Alex. Brown Inc. Mr. Holmes also served as a director of Deutsche Banc Alex. Brown Inc. in 1998. From 1996 to 1997, Mr. Holmes was a Vice President of Morgan Stanley & Co. Since May 1996, Mr. Holmes has served as a director of Kiwi Partners Inc. and its afiliates, companies that provide accounting and finacial advisory services to corporations and incorporated entities. Since September 1999, Mr. Holmes has served as a director of SportsVoices.com LLC, a company that provides recorded sports and entertainment interviews via the Internet. Mr. Holmes received his Masters of Business Administration degree from the Harvard Business School, his E.C.S.P. (With Honors) from the Institut D'Etudes Politiques de Paris (Sciences Po), and his Bachelor of Commerce and Administration degree from Victoria University of Wellington.

Board Committees

     The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. Until July 18, 2000, the Company had separate Compensation and Stock Option Committees. Effective July 18, 2000, the Compensation and Stock Option Committees were combined into a single
Compensation Committee. The Compensation Committee is responsible for determining the general compensation policies of the Company, establishing compensation plans, determining senior management compensation and administering the Company's stock option plans. Bernard Herman, Steven J. Kuperschmid and Clive Holmes are each members of the Audit and Compensation Committees. Kenneth Plotkin also serves as a member of the Compensation Committee. The Audit Committee met twice during the fiscal year ended September 30, 2000. The Compensation Committee met once during the fiscal year ended September 30, 2000.

Meetings

     The Board held eight (8) meetings during the fiscal year ended September 30, 2000. All of the then incumbent directors of the Company attended each meeting. The Board also acted on one (1) occasion during the fiscal year ended September 30, 2000 by unanimous written consent in lieu of a meeting.

Family Relationships

     There is no family relationship among any of the Company's executive officers and directors.

Term of Office

     As described above, subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Meeting. The director initially elected in Class I (Clive Holmes) would serve until the annual meeting of stockholders in 2002 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The director initially elected in Class II (Steven J. Kuperschmid) would serve until the annual meeting of stockholders in 2003 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2004 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2002 annual meeting, the class of directors to be elected in such year (Class I) would be elected for a three year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three year term, so that the term of office of one class of directors shall expire in each year. If the stockholders do not approve the Classified Board Amendment, each director will hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Audit Committee Report

     Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included in Appendix A to this Proxy Statement. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes. In fulfilling its responsibilities:

          (1) The Audit Committee reviewed and discussed the audited financial statements with management;

          (2) The Audit Committee discussed with their independent auditors the matters required to be discussed by SAS 61 (as may be modified or supplemented);

          (3) The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the independent accountant the independent accountant's independence; and

          (4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K.

     This report has been approved by the Audit Committee as of August 23, 2001.

                                                         Bernard Herman
                                                         Clive Homes
                                                         Steven J. Kuperschmid

     The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

     The members of the Audit Committee are "independent directors," as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

Report on Executive Compensation

     The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. The Company's compensation program currently consists of a number of components, including a cash salary, a cash incentive bonus and stock option grants.

     The Compensation Committee reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the Company has operations. Based in part on this information, the Compensation Committee generally sets salaries at levels comparable to such companies. Bonuses are generally linked to Company performance during the year and thus align the interest of executive officers with those of the stockholders. The Compensation Committee also assesses each executive officer's individual performance and contribution in determining bonus levels. The Compensation Committee uses the Company's stock option program to motivate its executive officers and to improve long-term market performance of the Company's Common Shares.

     The Company entered into an employment agreement with Mr. Plotkin in January 1998 which set the compensation payable to Mr. Plotkin to serve as the Company's Chief Executive Officer, Vice President of Marketing and Secretary6, respectively, for a three (3) year period beginning on January 10, 1998, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or Mr. Plotkin (the "Employment
Agreement")7. The Employment Agreement provides for an annual cash salary of $125,000 during the first year of the Employment Agreement, $150,000 during the second year of the Employment Agreement and $180,000 during the third year of the Employment Agreement. The Employment Agreement also provides that Mr. Plotkin is entitled to receive a bonus equal to an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, before

--------

     6    Mr.  Plotkin  served as the  Secretary  of the Company  until June 20,
          2001.

     7 Effective March 14, 2001, Mr. Plotkin was appointed Chief Operating Officer and President of the Company. Mr. Plotkin served as the Secretary of the Company until June 20, 2001.

reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT and if not, then 1% of the Company's EBIT. For the fiscal year ended September 30, 2000, the Compensation Committee reviewed salary information for competitive companies, as well as that of companies not in its industry which do business in locations where the Company has operations, Mr. Plotkin's extensive experience in various aspects of the computer peripheral industry and his past performance and service with the Company and determined that the amounts payable to Mr. Plotkin for the fiscal year ended September 30, 2000 under the terms of the Employment Agreement, which included a $89,055 cash bonus, adequately compensated Mr. Plotkin for the services he rendered to the Company in fiscal 2000. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

     Since the Compensation Committee believes that the granting of options to purchase Common Shares provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of the grant, generally vest over a period of at least three years and generally expire after ten years. On August 4, 2000, Mr. Plotkin was granted incentive stock options to acquire 34,600 Common Shares, exercisable, beginning on January 21, 2002, in increments of 50% per year at $5.775 per share. Each increment of these options expires five (5) years after it first becomes exercisable. Also on August 4, 2000, Mr. Plotkin was granted non-statutory stock options to acquire 15,400 Common Shares, exercisable, beginning on January 21, 2001, in increments of 50% per year at $5.25 per share. This option expires on August 3, 2010.

     This report has been approved by the Compensation Committee as of August 23, 2001.

                                                          Bernard Herman
                                                          Clive Holmes
                                                          Steven J. Kuperschmid
                                                          Kenneth Plotkin

Compensation Committee Interlocks and Insider Participation

     The current members of the Board's Compensation Committee are Messrs. Herman, Holmes, Kuperschmid and Plotkin. None of Messrs. Herman, Holmes or Kuperschmid is an employee of the Company, however, Mr. Plotkin was during fiscal 2000, the Chairman of the Board, Chief Executive Officer, Vice President of Marketing and Secretary of the Company8 and currently is the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President and Vice
President of Marketing of the Company. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."



--------

     8 Effective March 14, 2001, Mr. Plotkin was appointed Chief Operating Officer and President of the Company.

Company Stock Performance

     The following graph shows a five year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Market Index and the MG Group (Computer Peripheral) Index (the "MG Group Index"). The graph assumes $100 was invested in each of the Common Shares, the NASDAQ Market Index and the MG Group Index on October 1, 1995. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock performance.


                               FISCAL YEAR ENDING

COMPANY / INDEX / MARKET        9/29/1995       9/30/1996       9/30/1997       9/30/1998       9/30/1999       9/29/2000

Company's Common Shares         100.00          225.01          246.43          453.58          1307.14         714.29

MG Group Index                  100.00           86.87          120.56          106.14           186.93         323.73

NASDAQ Market Index             100.00          116.75          158.69          164.91           266.79         364.95



Source: Media General Financial Services, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Stock and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended September 30, 2000.

     To the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and written representations that no other reports were required, during the fiscal year ended September 30, 2000, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Mr. Plotkin failed to timely file one report relative to two transactions. Mr. Aupperle failed to timely file one report relative to two transactions.

            PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
        AUTHORIZE THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE
         CLASSES WITH STAGGERED TERMS AND TO PROVIDE FOR A SUPERMAJORITY
          VOTING REQUIREMENT TO AMEND PROVISIONS IN THE CERTIFICATE OF
          INCORPORATION RELATING TO SUCH CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors has adopted a resolution, the Classified Board Amendment, proposing an amendment to the Company's Certificate of Incorporation
(i) classifying the Board of Directors into three classes with staggered terms and (ii) providing that any amendment to such classified Board of Directors provisions require the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class. At present, the Company's Board of Directors consists of a single class of four directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would classify the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

     As indicated earlier, members in each class would be elected at the Meeting. The director initially elected in Class I (Clive Holmes) would serve until the annual meeting of stockholders in 2002 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The director initially elected in Class II (Steven J. Kuperschmid) would serve until the annual meeting of stockholders in 2003 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2004 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2002 annual meeting, the class of directors to be elected in such year (Class I) would be elected for a three year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three year term, so that the term of office of one class of directors shall expire in each year.

     To preserve the classified board structure, the Classified Board Amendment also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director's successor has been elected and qualified or until his or her earlier resignation, removal or death.

     Delaware law provides that, if a corporation has a classified board, unless the corporation's certificate of incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. Proposal 2, the Classified Board Amendment, does not provide for removal of directors other than for cause. Therefore, if Proposal 2 is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances.

     Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board of Directors. The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company's stock with the intention of obtaining immediate control of the Board of Directors. The Company is not aware of any present third party plans to gain control of the Company.

     The Classified Board Amendment could have the following anti-takeover effects:

     o encourage persons seeking to acquire control of the Company to initiate the acquisition through arm's-length negotiations with the Company's management and Board of Directors;

     o discourage a third party from making a tender offer (or otherwise attempting to obtain control of the Company), even though such an attempt might benefit the Company and its stockholders;

     o discourage accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices);

     o entrench incumbent management by discouraging a proxy contest, a holder of a substantial block of the Company's outstanding shares assuming control of the Company, or the removal of incumbent directors or the change of control of the Board of Directors;

     o reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors; and

     o delay or prevent any attempt to amend the provisions of the Company's Certificate of Incorporation dealing with the classified Board of Directors because of the eighty percent (80%) voting requirement for such an amendment.

     At the same time, the Classified Board Amendment would ensure that the Board of Directors and management, if confronted by a surprise proposal from a third party who had acquired a block of the Company's stock, would have time to review the proposal and appropriate alternatives to the proposal and possibly to attempt to negotiate a better transaction.

     The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Classified Board Amendment, is attached as Appendix B. You should read Appendix B in its entirety.

     Relationship of the Classified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects

         By-Laws

     Effective August 16, 2001, the Board of Directors unanimously approved Amended and Restated By-Laws for the Company (the "By-Laws"). The By-Laws do not permit stockholders of the Company to call a special meeting of stockholders. This means that proposals for stockholder action, such as a proposed amendment to the By-Laws or a proposal for the removal of directors for cause, could, if the Board of Directors desired, be delayed until the next annual meeting of Company's stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders' right to call a special meeting, an expensive proxy contest cannot occur other than in connection with the annual meeting of stockholders. Also, the Board can still call a special meeting of the stockholders when issues arise that, in their opinion, require a stockholder meeting. The inability of a stockholder to call a special meeting might impact upon a person's decision to purchase voting securities of the Company.

     The By-Laws also impose strict requirements for shareholder proposals. In the event that a stockholder wishes to make a proposal at a meeting of stockholders, prior notice is required. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, the Meeting referred to in this Proxy Statement, a stockholders' notice must be received at the principal executive offices of the Company not later than September 22, 2001. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement. Such prior notice provides the Company with an ample opportunity to evaluate the stockholder's proposal prior to any vote on the proposal at the meeting. This prior notice requirement also removes the possibility that any unforeseen action could be taken by stockholders at annual meetings of stockholders. By forcing the stockholders of the Company to comply with strict prior notice requirements and removing the possibility of voting on shareholder proposals not properly prior presented to the Company, this By-Law provision might impact upon a person's decision to purchase voting securities of the Company.

     The By-Laws also provide that in order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, the Meeting referred to in this Proxy Statement, a stockholders' notice must be received at the principal executive offices of the Company not later than September 22, 2001. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder. This prior notice provision for shareholder nominees removes the possibility that any random individual could be spontaneously nominated for the position of director at annual meetings of stockholders. Further, such prior notice requirement provides the Company with an ample opportunity to evaluate the stockholder's nominee(s), and therefore properly educate itself as to whether to recommend such individual to the other stockholders, prior to any vote on the nominee at the meeting. This By-Law provision might also entrench incumbent management by discouraging the removal of incumbent directors and reducing the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors. In addition, by forcing the stockholders of the Company to comply with strict prior notice requirements and removing the possibility of presenting shareholder nominees not properly prior presented to the Company, this By-Law provision might impact upon a person's decision to purchase voting securities of the Company.

         Agreement

     The Company is a party to a material agreement which would, in management's judgment, have an anti-takeover effect. On July 19, 2001, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of the Company's Common Shares to stockholders of record at the close of business on August 5, 2001 (the"Record Date"). Each Right entitles the registered holder to purchase from the Company one Common Share at a Purchase Price of $11.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and North American Transfer Agent, as Rights Agent.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) ten (10) business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board of Directors pursuant to the terms of the Rights Agreement described in this clause (i) may be made at any time during the Special Period (as defined below) ) following (a) a public announcement that any person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding Common Shares, other than as a result of repurchase of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (b) the date a person has entered into an agreement or arrangement with the Company or any subsidiary of the Company providing for an Acquisition Transaction (as defined below) ( the "Stock Acquisition Date") or (ii) ten (10) business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board of Directors pursuant to the terms of the Rights Agreement described in this clause (ii) may be made at any time during the Special Period (as defined below)) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. The 10% threshold will not be applicable to passive investors who stay below a 20% ownership level. In addition, stockholders of more than 10% of the Common Shares outstanding as of July 19, 2001 will be grandfathered at their current level plus 1%.

     An Acquisition Transaction is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of it's subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding Common Shares or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the Common Shares received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries or (z) a purchase or acquisition of securities representing 10% or more of the Common Shares then outstanding.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m. (Hauppauge, New York time) on July 19, 2011, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding Common Shares which the independent directors determine, after receiving advice from one or more investment banking firms, to be fair and not inadequate to and to otherwise be in the best interests of the Company and its stockholders, (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. An illustration of such an event is set out in the following paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $11.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $22.00 worth of Common Shares (or other consideration, as noted above) for $11.00. Assuming that the Common Shares had a per share value of $22.00 at such time, the holder of each valid Right would be entitled to purchase one (1) Common Shares (or other consideration) for $11.00.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voted as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the "Triggering Events."

     At any time until ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). For one hundred eighty (180) days (the "Special Period") following a change in control of the Board of Directors, that has not been approved by the Board of Directors, occurring within six (6) months of an unsolicited third party acquisition or business combination proposal, the new directors are entitled to redeem the Rights (assuming the Rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain procedures or (2) if such procedures are not followed, and if their decision regarding redemption and/or any Acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for the purposes of determining the effectiveness of such redemption) are able to establish the entire fairness of such redemption, and if applicable, such transaction. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement during the Special Period or at a time when the Rights are not redeemable.

     As of September 20, 2001, there were 8,934,857 Common Shares issued and outstanding, 429,602 shares held in the Company's treasury and 1,722,326 shares reserved for issuance pursuant to the Company's various existing equity incentive plans. As of September 20, 2001, options to purchase 1,525,904 Common Shares outstanding. Each Common Share, at the close of business on August 5, 2001, will receive one Right. So long as the Rights are attached to the Common Shares, one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each Common Share issued or transferred by the Company in the future.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditional on a substantial number of Rights being acquired. The Rights however, should not affect any prospective offeror willing to make an offer at a price that is fair and not inadequate and otherwise in the best interest of the Company and its stockholders. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, at any time until ten (10) days following the Stock Acquisition Date redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.

     Certificate of Incorporation

     Besides the Classified Board Amendment, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 3:
"Amendment to Certificate of Incorporation to Authorize a Class of Preferred Stock" and Proposal 4: "Amendment to Certificate of Incorporation to Require Unanimous, Rather than Majority, Written Consent of Stockholders in Lieu of a Meeting under Certain Circumstances" to understand the anti-takeover effects of these proposed amendments to the Company's Certificate of Incorporation.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal. The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

            PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                      AUTHORIZE A CLASS OF PREFERRED STOCK

     The Board of Directors has recommended an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock. The Board believes such action to be in the best interest of the Company for the reasons set forth below.

     The  authorized   capital  stock  of  the  Company  currently  consists  of
25,000,000  shares of  Common  Stock.  As of  September  20,  2001,  there  were
8,934,857 Common Shares issued and outstanding, 429,602 shares held in the Company's treasury, 1,722,326 shares reserved for issuance pursuant to the Company's various existing equity incentive plans and 720,000 shares reserved for issuance pursuant to non-plan options and warrants. No preferred stock is presently authorized by the existing Certificate of Incorporation.

     The preferred stock to be authorized is commonly referred to as "blank check" preferred stock because the stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the preferred stock would be available for issuance without further action by the Company's stockholders, except as may be required by applicable law or pursuant to the requirements of the NASDAQ or such other exchange upon which such securities are then trading.

     The Board of Directors believes that the creation of the preferred stock is advisable and in the best interests of the Company and its stockholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without stockholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred proposal would enable the Company to respond promptly and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance.

     The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the outstanding voting stock of the Company or otherwise effect a change of control. Shares of preferred stock may also be sold to third parties who indicate that they would support the Board in opposing a hostile takeover bid. The availability of preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its stockholders. The proposed Blank Check Preferred amendment to the existing Certificate of Incorporation is not intended to be an anti-takeover measure, and the Company is not aware of any present third party plans to gain control of the Company.

     We cannot state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Common Shares until the Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the Common Shares, diluting the voting power of the Common Shares, reducing the market price of the Common Shares, or impairing the liquidation rights of the Common Shares, without further action by the stockholders. Holders of our Common Shares will not have preemptive rights with respect to the preferred stock.

     Although the Company may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no arrangements, understandings, agreements or commitments with respect to the issuance of the preferred stock, and the Company may never issue any preferred stock.

     The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Blank Check Preferred amendment, is attached as Appendix B. You should read Appendix B in its entirety.

     The Company's By-Laws and an agreement to which it is a party also have various anti-takeover effects. You should read the section of Proposal 2:
"Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" entitled "Relationship of the Certified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects" to gain an understanding of these anti-takeover effects.

     Additionally, besides the Blank Check Preferred, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 2:
"Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" and Proposal 4:
"Amendment to Certificate of Incorporation to Require Unanimous, Rather than Majority, Written Consent of Stockholders in Lieu of a Meeting under Certain
Circumstances" to understand the anti-takeover effects of these proposed amendments to the Company's Certificate of Incorporation.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal. The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

              PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO REQUIRE UNANIMOUS, RATHER THAN MAJORITY,
              WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING
                           UNDER CERTAIN CIRCUMSTANCES

     The Board of Directors of the Company has adopted resolutions approving and submitting to a vote of the stockholders an amendment to the Company's Certificate of Incorporation pursuant to which if action is to be taken by the stockholders of the Company without a meeting, then the written consent of the holders of all of the shares of capital stock of the Company entitled to vote on such action will be required. However, if the action has been authorized by the Board of Directors, then the action may be taken by the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action.

     This amendment, if adopted, would have the effect of narrowing the provisions of Section 228 of the Delaware General Corporation Law ("Section 228"). Section 228 permits the taking of action by stockholders without a meeting if, among other things, a written consent or consents to the action are signed by stockholders holding the minimum number of shares that would be necessary to authorize the action at an actual meeting at which all shares entitled to vote on the matter were present and voted. The proposed amendment to the Company's Certificate of Incorporation would require the written consent of all of the stockholders, unless the action has been authorized by the Board of Directors.

     The purpose of the provision is to require, in practical effect, that stockholder proposals that are not authorized by the Board of Directors be approved only following the opportunity for a full discussion of the matter at a meeting of stockholders. The proposal is also intended to reduce the vulnerability of the Company to takeovers by other corporations, groups, or individuals, which in the judgment of the Board of Directors may not be in the best interest of the stockholders. Persons seeking control in a hostile takeover attempt would be deterred since, following their acquisition of such control, they would not be in a position to remove the then incumbent directors of the Company until the next annual meeting of stockholders. The Company is not aware of any present third party plans to gain control of the Company.

     Although the objectives of the proposed amendment are desirable, stockholders should note that there are certain disadvantages stemming from it. One disadvantage is that the provision could have the effect of deterring a future takeover attempt which a majority of the stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. The provision may also make it less likely that incumbent management will be replaced even though a majority of the stockholders may deem it desirable. Also, the provision might tend to encourage persons seeking control of the Company to negotiate terms of the proposed acquisition with the Company's Board of Directors which may impose an unavoidable conflict of interest for some members of the Board of Directors. For example, they may be confronted with the prospect of losing their positions on the Board of Directors or as officers of the Company if the transaction is consummated, yet the terms of the proposed transaction may be favorable to stockholders. Additionally, a determined tender offeror may elect to proceed with his offer, but the price offered to stockholders may be lower than would be the case if the proposed provision was not in effect.

     The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes Proposal 4 to amend the Company's Certificate of Incorporation to require unanimous, rather than majority written consent of stockholders in lieu of a meeting under certain circumstances, is attached as Appendix B. You should read Appendix B in its entirety.

     The Company's By-Laws and an agreement to which it is a party also have various anti-takeover effects. You should read the section of Proposal 2:
"Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" entitled "Relationship of the Certified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects" to gain an understanding of these anti-takeover effects.

     Additionally, besides the above-described proposal to amend the Company's Certificate of Incorporation to require unanimous, rather than majority written consent of stockholders in lieu of a meeting under certain circumstances, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 2: "Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" and "Proposal 3: "Amendment to Certificate of Incorporation to Authorize a Class of Preferred Stock".

Recommendation and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Shares of the

Company is required for approval of this proposal. The Board recommends a vote FOR approval of the proposed amendment to the Certificate of Incorporation.

                              INDEPENDENT AUDITORS

     BDO Seidman, LLP was named as the Company's independent public accountants effective August 10, 1995. BDO Seidman, LLP was not previously consulted by the Company with respect to any matter preceding the date of their appointment. The Board of Directors of the Company has appointed BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending September 30, 2001.

     Representatives of BDO Seidman, LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

     Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

     The aggregate fees billed by BDO Seidman, LLP for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2000, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year, were $72,791. BDO Seidman, LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended September 30, 2000. The aggregate fees billed by BDO Seidman, LLP for services rendered to the
Company other than audit and financial information systems design and implementation fees for the fiscal year ended September 30, 2000 were $15,000. The Audit Committee has considered whether the provision of the services described in this paragraph is compatible with maintaining the independence of BDO Seidman, LLP.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at the principal executive offices of the Company by July 5, 2002 for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. The Company, however, intends to hold next year's annual meeting earlier in the year than this year's meeting. Accordingly, the Company suggests that stockholder proposals intended to be presented at next year's annual meeting be submitted well in advance of January 1, 2002, the earliest date upon which the Company anticipates the Proxy Statement and form of Proxy relating to such meeting will be released to stockholders.

     The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in the Company's By-Laws.

     1. Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, the Meeting referred to in this Proxy Statement, a stockholders' notice must be received at the principal executive offices of the Company not later than September 22, 2001. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement.

     2. Stockholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the

Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, the Meeting referred to in this Proxy Statement, a stockholders' notice must be received at the principal executive offices of the Company not later than September 22, 2001. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder.

     Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at 91 Cabot Court, Hauppauge, New York 11788. The foregoing is only a summary of the provisions of the By-Laws of the Company that relate to stockholder proposals and stockholder nominations for director. A complete copy of the By-Laws is available at the offices of the Company.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than those listed as Proposals 1, 2, 3 and 4 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement is accompanied by a copy of the Company's Annual Report for the fiscal year ended September 30, 2000.

     The following information from the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as amended (File No. 001-13550), as filed with the Securities and Exchange Commission (the "SEC") pursuant to
Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

     (i) "Management's Discussion and Analysis and Results of Operations," included in Item 7 thereof;

     (ii) "Market Risks," included in Item 7A thereof;

     (iii)the consolidated financial statements of the Company as of September 30, 2000 and for the years ended September 30, 2000, 1999 and 1998, included in Item 8 thereof; and

     (iv) "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," included in Item 9 thereof.

     The following additional information from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001 (File No. 001-13550), as filed with the SEC pursuant to

Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

     (i) the condensed consolidated financial statements of the Company as of June 30, 2001 and for the nine months ended June 30, 2001 and 2000, included in Item 1 of Part I thereof;

     (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in Item 2 of Part I thereof; and

     (iii)"Quantitative   and  Qualitative   Disclosures  about  Market  Risks,"
          included in Item 3 of Part I thereof.



     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                                      By Order of the Hauppauge Digital Inc.
                                      Board of Directors

                                      Kenneth Plotkin
                                      Chairman of the Board
                                      and Chief Executive Officer

   Hauppauge, New York
   October 9, 2001

                                                                 Appendix A

                             HAUPPAUGE DIGITAL, INC.
                             AUDIT COMMITTEE CHARTER

Membership

     The Audit Committee (the "Committee") of Hauppauge Digital, Inc. (the "Company") will be composed of not less than three members of the Board of Directors (the "Board"). They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters and their individual independence and objectivity.

     The Committee's membership will meet the requirements of the audit committee policy of the NASDAQ Stock Market. Accordingly, all of the Committee members will be directors independent of management and free from relationships that, in the opinion of the Board and in conjunction with the "independence" standards of the NASDAQ Stock Market, would interfere with the exercise of independent judgment as a Committee member; provided that all of the members of the Committee need not be "independent" as provided for above until June 14, 2001, when all members of the Committee shall be independent in accordance with Rule 4310 of the NASDAQ Stock Market. All Committee members must be financially literate, or must become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management experience.

     No officers or employees of the Company or its subsidiaries will serve on the Committee. A former officer of the Company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the Company) if, in the opinion of the Board, the former officer will exercise independent judgment and will significantly assist the Committee to function. However, a majority of the Committee will be directors who were not formerly officers of the Company or any of its subsidiaries.

     When considering relationships that might affect independence, including possible affiliate status, the Board will give appropriate consideration, in addition to its Audit Committee policy, to guidelines issued by the NASDAQ Stock Market, which were provided to assist boards of directors in observing the spirit of the NASDAQ StockMarket policy.

     The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that financial management and the Board have established and all audit processes.

     The Committee shall meet at least four times a year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Actions of the Committee

     The Committee's activities will include, but will not be limited to, the following actions:

     o    Oversight  of  the  financial   statements   and  relations  with  the
          independent auditors and:

          o Require that the Board engage the independent auditors to perform quarterly reviews of the Company's financial statements.

          o Instruct the independent auditors that the Board is the client in its capacity as the shareholders' representative.

          o Expect the independent auditors to meet with the Board at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.

          o Expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis.

          o Expect financial management and the independent auditors to discuss with the Committee:

               - Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

               - Aggressiveness or conservatism of accounting principles and financial estimates.

          o    Expect the independent auditors to provide the Committee with:

               - Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

               - Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used by other similarly situated companies.

               - Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

               - Reasons for accepting or questioning significant estimates made by management.

               - Views on how selected accounting principles and disclosure practices affect shareholder and public attitude about the Company.

     o Actions taken on the Board's behalf that require Board notification, but not Board approval:

          o Consider, through consultation with the independent auditor and financial management, the audit scope and plan of the independent auditor and the internal auditors.

          o Review and approve the scope of the independent auditor's audit of the Company.

          o Review and approve the scope of the internal auditor's audit of the Company.

          o Review and approve the scope of the Company's annual profit and pension trust audits, to the extent the Company has established profit and pension trusts.

          o    Answer  questions   raised  by  shareholders   during  an  annual
               shareholder's meeting on matters relating to the Committee's activities if asked to do so by the Chairman of the Board.

          o Ask the Chief Executive Officer of the Company to have the internal audit staff study a particular area of interest or concern to the Committee.

     o Matters requiring the Committee's review and study before making a recommendation for the Board action:

          o    Appointment of the independent auditors.

          o    Implementation of major accounting policy changes.

          o    Securities   and   Exchange   Commission   ("SEC")   registration
               statements to be signed by the Board.

          o Interim financial statements and year end financial statements, and the accompanying auditor's reports, prior to the filing of the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10- K) as applicable.

     o Matters requiring the Committee's review and study before providing summary information to the Board:

          o    Annual review and reassessment of the Committee charter.

          o Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the SEC, and the American Institute of Certified Public Accountings, or by comparable bodies outside the U.S.

          o The independent auditors' assessment of the strengths and weaknesses of the Company's financial staff, systems, controls and other factors that might be relevant to the integrity of the financial statements.

          o    Quarterly financial statement review before publication.

          o The performance of management and operating personnel under any code of ethics which may be established by the Company.

          o    Gaps and exposures in insurance programs.

          o Reports about the Company or its subsidiaries submitted by agencies of governments in countries in which the Company or its subsidiaries operate.

          o Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASDAQ Stock Market.

                                                                      Appendix B

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HAUPPAUGE DIGITAL INC.


                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)

          HAUPPAUGE DIGITAL INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), is hereby further amended for the following purposes: (i) to authorize a class of blank check preferred stock that the Corporation shall be authorized to issue, consisting of one million (1,000,000) shares, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares or series thereof; (ii) to authorize the classification of the Board of Directors of the Corporation into three classes with staggered terms and to provide that no amendment shall be made to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors without the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class; (iii) to require that, under certain circumstances, action to be taken by the stockholders of the Corporation without a meeting be taken only with the written consent of the holders of all of the shares of capital stock of the Corporation entitled to vote on such action; and (iv) to renumber the existing Article NINTH of the Certificate of Incorporation.

          SECOND: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

          "FOURTH: 1. The aggregate number of shares of capital stock which the corporation shall have the authority to issue is TWENTY-SIX MILLION (26,000,000) shares, of which TWENTY-FIVE MILLION (25,000,000) shares shall be Common Stock with a par value of $.01 per share (the "Common Stock") and ONE MILLION (1,000,000) shares shall be Preferred Stock with a par value of $.01 per share (the "Preferred Stock").


               2. The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

                    (a)  The designation of any series.

                    (b) The number of shares initially constituting any such series.

                    (c) The increase, and the decrease, to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

                    (d) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                    (e) Whether or not the shares of Preferred Stock or any series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                    (f) The amount payable on the shares of Preferred Stock or any series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

                    (g) Whether or not the shares of Preferred Stock or any series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

                    (h) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or any series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                    (i) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or any series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                    (j) Whether or not the shares of Preferred Stock or any series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                    (k) Any other relative rights, preferences, qualifications, limitations and restrictions.

     3. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will, after the filing of a proper certificate with the Delaware Secretary of State, have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

          THIRD:   Paragraph  1  of  Article   SIXTH  of  the   Certificate   of
Incorporation is hereby amended by striking out Paragraph 1 thereof and by substituting in lieu of said Paragraph the following new Paragraph 1:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide. Commencing with the annual meeting of stockholders in 2001, directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The initial term of office of the Class I directors shall expire on the date of the first annual meeting of stockholders following the end of the 2001 fiscal year (the "2002 Annual Meeting"), the initial term of office of the Class II directors shall expire on the date of the first annual meeting of stockholders next succeeding the 2002 Annual Meeting (the "2003 Annual Meeting") and the initial term of office of the Class III directors shall expire on the date of the first annual meeting of stockholders next succeeding the 2003 Annual Meeting. At each annual meeting of stockholders following such classification and division of the members of the board of directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year. Each director shall hold office until the expiration of such director's term of office and until such director's successor shall have been elected and qualified, or until such director's earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole board of directors, the number of directors in each class shall be determined by action of the board of directors. A director elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal or death. No amendment shall be made to this Paragraph 1 of Article SIXTH of the Certificate of Incorporation without the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class.

          FOURTH: Article NINTH of the Certificate of Incorporation is hereby renumbered as ARTICLE TENTH.

          FIFTH: A new ARTICLE NINTH is hereby added to the Certificate of Incorporation, to read in its entirety as follows:

          "NINTH: If action is to be taken by the stockholders of the corporation without a meeting, then the written consent of the holders of all of the shares of capital stock entitled to vote on such action shall be required to take such action, unless the action has been authorized by the Board of Directors of the corporation, in which case the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action shall be required to take such action."

          SIXTH: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the President of the Corporation has hereunto set his hand to this Certificate this 2nd day of November, 2001.

                                           HAUPPAUGE DIGITAL INC.

                                           By:
                                              ---------------------------------
                                              Kenneth Plotkin
                                              President

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788


           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Bernard Herman and Kenneth Plotkin as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Hauppauge Digital Inc. (the "Company") held of record by the undersigned on September 20, 2001 at the Annual Meeting of Stockholders to be held on November 2, 2001 or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4 and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.


                  (Continued and to be signed on reverse side)

                                 [Reverse Side]
      Please date, sign and mail your proxy card back as soon as possible!
                         Annual Meeting of Stockholders

                             Hauppauge Digital Inc.

                                November 2, 2001






                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

A |X| Please mark your votes as in this example.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                             PROPOSALS 1, 2, 3 and 4

1.       Election of Directors.


FOR all nominees listed below                          WITHHOLD AUTHORITY
(except as marked to the                               to vote for all nominees
contrary as instructed below). [  ]                    listed below.  [  ]


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

               BERNARD HERMAN                            KENNETH PLOTKIN

               CLIVE HOLMES                              STEVEN J. KUPERSCHMID

2. Proposal to approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to (i) authorize the classification of the Board of Directors into three classes with staggered terms and (ii) to provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors.

                        FOR  [  ]     AGAINST  [  ]       ABSTAIN  [  ]

3. Proposal to approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock.

                        FOR  [  ]     AGAINST  [  ]       ABSTAIN  [  ]

4. Proposal to approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances.

                        FOR  [  ]     AGAINST  [  ]       ABSTAIN  [  ]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                        FOR  [  ]     AGAINST  [  ]       ABSTAIN  [  ]



                       (continued and signed on next page)
                            [Reverse side continued]

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE


Signature: ______________ Signature, if held jointly: __________________
Dated: __________, 2001


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.